Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of JGWPT Holdings Inc. of our report dated June 27, 2013, relating to our audits of the consolidated financial statements of Orchard Acquisition Company and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

McGladrey LLP

Raleigh, North Carolina
January 21, 2014